Exhibit 99.1

March 3, 2015

Liberty Broadband Corporation to Present at the Deutsche Bank Media, Internet and Telecom Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (Nasdaq: LBRDA,  LBRDK) announced that Greg Maffei, President and CEO of Liberty Broadband Corporation, will be presenting at the Deutsche Bank Media, Internet and Telecom Conference, on Monday, March 9th at 6:00 p.m., E.S.T. at the Breakers Hotel in Palm Beach, FL.  During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Broadband Corporation website at http://ir.libertybroadband.com/events-presentations to register for the webcast.  An archive of the webcast will also be available on this website for 30 days after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation (Nasdaq:  LBRDA, LBRDK) is comprised of, among other things, its interest in Charter Communications, its subsidiary TruePosition and a minority equity investment in Time Warner Cable.

Liberty Broadband Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Broadband Corporation